UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 30, 2006

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

Item 7.01.  Regulation FD Disclosure

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition" and Item 7.01, "Regulation FD Disclosure."

On January 30, 2006, Cummins Inc. (the "Company" or "we") issued the attached press release reporting its financial results for the fourth quarter of 2005 and year ended December 31, 2005.  A copy of Cummins' press release is attached hereto as Exhibit 99 and hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

                (c)  The following exhibit is furnished herewith:

                                99.1  Press Release dated January 30, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2006

Cummins Inc.
By: /s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller Principal Accounting Officer

                                                                                                                                                        Mark Land

                                                                                                                                              Director - Public Relations

                                                                                                                                              (317) 610-2456

                                                                                                                                              (812) 350-9678 (mobile)

For Immediate Release

January 30, 2006

Cummins caps record 2005 with its highest quarterly earnings ever

COLUMBUS, IND. - Cummins Inc. (NYSE:CMI) completed a record 2005 with its most profitable quarter ever, driven by continued strength in its engine segment, record performance from its distribution and power generation segments and growth in major markets around much of the world.

For all of 2005, Cummins reported profits as measured by earnings before interest and taxes (EBIT) of $907 million, a 67 percent increase from 2004. Sales increased 18 percent to $9.92 billion, from $8.44 billion in 2004.

Net income for 2005 was $550 million, or $11.01 a share, up 57 percent from $350 million ($7.39 a share) in 2004. The Company's strong operating performance in 2005 allowed it to improve its cash position by $168 million, while also reducing net debt by $259 million.

In the fourth quarter of 2005, Cummins sales increased 17 percent to a record $2.75 billion from $2.35 billion in the same period in 2004. Net income rose 40 percent in the fourth quarter to $167 million, or $3.31 share, from $119 million, or $2.41 per share, during the same period in 2004.

The Company's earnings before interest and taxes (EBIT) for the fourth quarter of 2005 of $269 million - or 9.8 percent of sales - were 56 percent higher than the same period in 2004. All four Cummins operating segments posted revenue and Segment EBIT increases.

The Company's gross margin in the fourth quarter of 2005 was 22.5 percent compared to 20.1 percent during the same period in 2004. For all of 2005, gross margins were 22.0 percent - their highest level since 1997.

Cummins fourth quarter of 2005 results include tax benefits of $13.5 million, or $0.26 per share, related to the favorable resolution of prior year matters and additional benefits from repatriated dividends under the American Jobs Creation Act of 2004.

 "Our results for both the fourth quarter and all of 2005 are outstanding," said Cummins Chairman and Chief Executive Officer Tim Solso. "This performance is evidence that we are transforming Cummins into a less cyclical, more diversified company while converting a larger percentage of sales into profit."

"As good as the last two years have been, we are expecting 2006 to be more profitable, even if growth in our end markets moderates," Solso added. "We have significant opportunities as a result of our product mix, our leading position in many of the markets we serve, our global network of plants, technical centers, distributors and first-rate partners as well as our commitment to being a low-cost producer."

Based on its current plans and forecasts, the Company expects to earn between $2.50 and $2.60 a share in the first quarter and between $11.90 and $12.10 a share for all of 2006.

 The Company's North American engine business remains very strong, but international sales growth was even better in 2005. For all of 2005, international sales represented 51 percent of the Company's total consolidated sales and 55 percent in the fourth quarter.

The Company saw significant EBIT gains in its Engine, Power Generation and Distribution businesses in 2005. For the year, Segment EBIT for the Engine business - the Company's largest - grew 77 percent to $582 million as sales rose 23 percent.  Power Generation Segment EBIT more than doubled in 2005 to $145 million. The Company's Distribution business saw its Segment EBIT increase 35 percent in 2005 to $107 million. The Company's Components Segment reported a 6 percent increase in Segment EBIT to $89 million.

Fourth-quarter of 2005 details

Engine Segment
Engine segment sales of $1.84 billion for the quarter were 22 percent higher than the same period in 2004, and Segment EBIT rose 56 percent to $156 million, or 8.5 percent of sales, compared to 6.6 percent of sales during the same period in 2004. Sales were strong across nearly all end markets, with on-highway revenues up 21 percent and off-highway revenues up 28 percent.

Global shipments to the heavy-duty truck market rose 14 percent for the quarter, while shipments in the United States and Canada increased 12 percent during the quarter. Medium-duty truck and bus market shipments increased 13 percent as the Company grew its market share in key North American OEMs and saw strong gains in Europe and Brazil.

The Company also enjoyed solid growth in all major off-highway markets, with global construction market shipments up 30 percent, oil and gas shipments up 111 percent and marine shipments up 29 percent.

Power Generation Segment
Segment sales rose 11 percent from 2004 to $575 million in the quarter, while Segment EBIT more than doubled to $49 million, or 8.5 percent of sales. Commercial sales led the segment's strong performance, with sales up 11 percent over the same period in 2004.

Brisk sales in the United States, the Middle East, India and Russia more than offset a drop in sales in China from record 2004 levels.  Alternator sales improved 13 percent for the quarter, driven by rising volumes in all major regions except China and Southeast Asia.

Improved pricing accounted for much of the segment earnings growth and the Company expects to see further price realization through the first half of 2006.

Distribution Segment
This segment enjoyed a record quarter, both in terms of sales and Segment EBIT.  Sales rose 15 percent to $346 million and Segment EBIT increased 18 percent to $33 million, or 9.5 percent of sales over the same period in 2004.

Sales were strong across all product categories, with engine and power generation sales accounting for more than 70 percent of the revenue growth. From a geographic perspective, increased business in Europe and the Middle East represented much of the sales growth. Joint venture income rose 57 percent in the quarter, contributing an additional $4 million to Segment EBIT when compared to the same period in 2004.

Components Segment
Segment revenues increased 12 percent during the quarter to $535 million, while Segment EBIT rose 85 percent to $24 million, or 4.5 percent of sales, compared to 2.7 percent during the same period in 2004. The Company's filtration, turbocharger and fuel systems businesses all reported revenue gains.

The filtration business saw strong aftermarket sales in North and Latin America, and higher OEM sales in Europe/Middle East/Africa. Fuel system shipments rose across most product lines, notably to the Cummins heavy-duty engine plant and to our joint venture partner Scania in Europe.

Presentation of Non-GAAP Financial Information
EBIT is a non-GAAP financial measure used in this release. EBIT is defined and reconciled to what management believes to be the most comparable  GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.

Webcast information Cummins management will host a teleconference to discuss these results today at 10 a.m. EST (9 a.m. CST). This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com.

About Cummins Inc.
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in more than 160 countries through its network of 550 Company-owned and independent distributor facilities and more than 5,000 dealer locations. Cummins reported sales of $9.9 billion in 2005. Press releases can be found on the Web at www.cummins.com.

Information provided and statements on the webcast and in this release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited) (a)

	Three Months Ended			For the Years Ended
Millions, except per share amounts	Dec. 31, 2005	Dec. 31, 2004	Sept. 25, 2005	Dec. 31, 2005	Dec. 31, 2004

Net sales	$ 2,753	$ 2,349	$ 2,467	$ 9,918	$ 8,438
Cost of sales	2,134	1,876	1,906	7,732	6,758

Gross margin	619	473	561	2,186	1,680

Operating expenses and income
Selling and administrative expenses	313	281	286	1,145	1,015
Research and engineering expenses	71	66	71	278	241
Investee equity, royalty and other income (Note 2)	(28)	(40)	(31)	(131)	(120)
Other operating expense (income)	(1)	1	(1)	(4)	(6)

Operating earnings	264	165	236	898	550

Interest income	(9)	(5)	(6)	(24)	(12)
Interest expense	26	30	27	109	111
Other expense (income)	4	(2)	2	15	19

Earnings before income taxes and minority interests	243	142	213	798	432

Provision for income taxes (Note 3)	63	12	61	216	56
Minority interests in earnings of consolidated subsidiaries	13	11	7	32	26

Net earnings	$ 167 =====	$ 119 =====	$ 145 =====	$ 550 =====	$ 350 =====

Earnings per share (Note 1)
Basic	$ 3.75	$ 2.73	$ 3.27	$ 12.43	$ 8.30
Diluted	$ 3.31	$ 2.41	$ 2.90	$ 11.01	$ 7.39

Cash dividends declared per share	$ 0.30	$ 0.30	$ 0.30	$ 1.20	$ 1.20

Weighted average shares outstanding
Basic	44.5	43.6	44.4	44.2	42.2
Diluted	51.3	50.7	51.2	51.1	49.2

(a)  Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

Certain reclassifications have been made to 2004 amounts to conform to the 2005 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

Millions, except par value
	Dec. 31, 2005	Dec. 31, 2004
ASSETS
Current assets
Cash and cash equivalents	$ 779	$ 611
Marketable securities	61	62
Receivables, net	1,423	1,160
Inventories	1,174	1,016
Deferred income taxes	363	301
Prepaid expenses and other current assets	116	106
Total current assets	3,916	3,256
Long-term assets
Property, plant and equipment, net	1,557	1,648
Investments in and advances to equity investees	278	286
Goodwill	358	355
Other intangible assets, net	100	93
Deferred income taxes	500	689
Other assets	176	183
Total assets	$ 6,885 =====	$ 6,510 =====

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$ 154	$ 327
Accounts payable	904	823
Other accrued expenses	1,160	1,030
Total current liabilities	2,218	2,180
Long-term liabilities
Long-term debt	1,213	1,299
Pensions	396	466
Postretirement benefits other than pensions	554	570
Other liabilities and deferred revenue	415	386
Total liabilities	4,796	4,901

Minority interests	225	208

Shareholders' equity
Common stock, $2.50 par value, 48.5 and 48.2 shares issued	121	121
Additional contributed capital	1,201	1,167
Retained earnings	1,360	866
Accumulated other comprehensive loss:
Minimum pension liability	(523)	(499)
Other components, net	(80)	(41)
Common stock in treasury, at cost, 2.0 and 2.2 shares	(101)	(88)
Common stock held in trust for employee benefit plans, 2.0 and 2.2 shares	(97)	(104)
Unearned compensation	(17)	(21)
Total shareholders' equity	1,864	1,401
Total liabilities and shareholders' equity	$ 6,885 =====	$ 6,510 =====

(a)  Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

Certain reclassifications have been made to 2004 amounts to conform to the 2005 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

Millions	For the Years Ended
	Dec. 31, 2005	Dec. 31, 2004

Net cash provided by operating activities (1)	$ 760	$ 614

Cash flows from investing activities
Capital expenditures	(186)	(151)
Investments in marketable securities - acquisitions	(123)	(122)
Investments in marketable securities - liquidations	126	149
Other, net	(29)	(57)
Net cash used in investing activities	(212)	(181)

Cash flows from financing activities
Proceeds from borrowings	84	13
Payments on borrowings and capital lease obligations	(378)	(51)
Proceeds from issuing common stock	30	148
Dividend payments on common stock	(56)	(53)
Repurchases of common stock	(38)	---
Other, net	(14)	9
Net cash (used in) provided by financing activities	(372)	66
Effect of exchange rate changes on cash and cash equivalents	(8)	4

Net increase in cash and cash equivalents	168	503
Cash and cash equivalents at beginning of the year	611	108
Cash and cash equivalents at end of the year	$ 779 =====	$ 611 =====
(1) Includes non-cash addback: Depreciation and Amortization	$ 295 =====	$ 272 =====

(a)  Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.  Certain reclassifications have been made to the 2004 amounts to conform to 2005 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

Millions	Engine	Power Generation	Components	Distribution	Eliminations	Total

Three Months Ended December 31, 2005

Net sales	$ 1,838	$ 575	$ 535	$ 346	$ (541)	$ 2,753
Investee equity, royalty and other income	13	3	1	11	---	28
Segment EBIT	156	49	24	33	7	269
Net assets for operating segments	1,518	718	944	299	---	3,479

Three Months Ended December 31, 2004

Net sales	$ 1,504	$ 520	$ 478	$ 300	$ (453)	$ 2,349
Investee equity, royalty and other income	27	4	2	7	---	40
Segment EBIT	100	22	13	28	9	172
Net assets for operating segments	1,282	717	896	256	---	3,151

Three Months Ended September 25, 2005

Net sales	$ 1,672	$ 504	$ 481	$ 295	$ (485)	$ 2,467
Investee equity, royalty and other income	17	2	3	9	---	31
Segment EBIT	153	46	21	28	(8)	240
Net assets for operating segments	1,343	688	965	316	---	3,312

For the Year Ended December 31, 2005

Net sales	$ 6,657	$ 1,999	$ 2,000	$ 1,191	$ (1,929)	$ 9,918
Investee equity, royalty and other income	80	9	8	34	---	131
Segment EBIT	582	145	89	107	(16)	907

For the Year Ended December 31, 2004

Net sales	$ 5,424	$ 1,842	$ 1,783	$ 973	$ (1,584)	$ 8,438
Investee equity, royalty and other income	80	6	9	25	---	120
Segment EBIT	328	60	84	79	(8)	543

The table below reconciles the segment information to the corresponding amounts in the Consolidated Financial Statements.

	Three Months Ended			For the Years Ended
	Dec. 31,	Dec. 31,	Sept. 25,	Dec. 31,	Dec. 31,
Millions	2005	2004	2005	2005	2004

Segment EBIT	$ 269	$ 172	$ 240	$ 907	$ 543
Less:
Interest expense	26	30	27	109	111
Provision for income taxes	63	12	61	216	56
Minority interests in earnings of consolidated subsidiaries	13	11	7	32	26
Net earnings	$ 167 =====	$ 119 =====	$ 145 =====	$ 550 =====	$ 350 =====

Net assets for operating segments	$ 3,479	$ 3,151	$ 3,312
Liabilities deducted in computing net assets	3,354	3,168	3,421
Minimum pension liability excluded from net assets	(837)	(826)	(826)
Deferred tax assets not allocated to segments	863	990	928
Debt-related costs not allocated to segments	26	27	27
Total assets	$ 6,885 =====	$ 6,510 =====	$ 6,862 =====

Certain reclassifications have been made to 2004 amounts to conform to the 2005 presentation.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(Unaudited)

 Earnings before interest, taxes and minority interests (EBIT)

We define EBIT as earnings before interest expense, provision for income taxes and minority interests in earnings of consolidated subsidiaries.  We use EBIT to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs.  Below is a reconciliation of EBIT, a non-GAAP financial measure, to our consolidated net earnings, for each of the applicable periods:

	Three Months Ended			For the Years Ended
	Dec. 31,	Dec. 31,	Sept. 25,	Dec. 31,	Dec. 31,
Millions	2005	2004	2005	2005	2004
Earnings before interest, income taxes and minority interests..	$ 269	$ 172	$ 240	$ 907	$ 543

EBIT as a percentage of net sales	9.8%	7.3%	9.7%	9.1%	6.4%

Less:
Interest expense	26	30	27	109	111
Provision for income taxes	63	12	61	216	56
Minority interests in earnings of consolidated subsidiaries	13	11	7	32	26
Net earnings	$167 =====	$ 119 =====	$ 145 =====	$550 =====	$ 350 =====
Net earnings as a percentage of net sales	6.1%	5.1%	5.9%	5.5%	4.1%

We believe EBIT is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to financing methods, capital structure or income taxes.  This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States of America (GAAP) and may not be consistent with measures used by other companies.  It should be considered supplemental data.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SELECTED FOOTNOTE DATA
(Unaudited)

NOTE 1.  EARNINGS PER SHARE

The following is a reconciliation of net earnings and weighted-average common shares outstanding for purposes of calculating basic and diluted net earnings per share:

	Three Months Ended			For the Years Ended
	Dec. 31,	Dec. 31,	Sept. 25,	Dec. 31,	Dec. 31,
Millions, except per share amounts	2005	2004	2005	2005	2004

Net earnings for basic EPS	$ 166.8	$ 119.1	$ 145.3	$ 549.8	$ 350.4
Interest expense on junior convertible subordinated debentures, net of tax	3.2	3.2	3.2	12.9	13.0
Net earnings for diluted EPS	$ 170.0	$ 122.3	$ 148.5	$ 562.7	$ 363.4

Weighted average shares outstanding:
Basic	44.5	43.6	44.4	44.2	42.2
Dilutive effect of stock compensation awards	0.5	0.8	0.5	0.6	0.7
Dilutive effect of junior convertible subordinated debentures	6.3	6.3	6.3	6.3	6.3
Diluted	51.3	50.7	51.2	51.1	49.2

Earnings per share:
Basic	$ 3.75	$ 2.73	$ 3.27	$ 12.43	$ 8.30
Diluted	$ 3.31	$ 2.41	$ 2.90	$ 11.01	$ 7.39

NOTE 2. INVESTEE EQUITY, ROYALTY AND OTHER INCOME

             Investee equity, royalty and other income included in our Consolidated Statements of Earnings was as follows:

	Three Months Ended			For the Years Ended
	Dec. 31,	Dec. 31,	Sept. 25,	Dec. 31,	Dec. 31,
Millions	2005	2004	2005	2005	2004
Equity earnings:
Dongfeng Cummins Engine Company, Ltd.	$ 3	$18	$5	$36	$43
North American distributors	10	5	8	30	22
Cummins Mercruiser	2	2	3	10	8
Chongqing Cummins	2	3	4	12	5
Tata Cummins	2	-	1	5	4
Fleetguard Shanghai	1	1	1	4	5
All others	4	5	3	12	12
Cummins share of equity earnings	24	34	25	109	99
Royalty and other income	4	6	6	22	21
Investee equity, royalty and other income	$ 28	$40	$31	$131	$120

NOTE 3.  PROVISION FOR INCOME TAXES

Our income tax provision for the three and twelve months ended December 31, 2005, was reduced by $13 million and $24 million for certain tax benefits which included dividend distributions that qualified for a special 85 percent deduction under The American Jobs Creation Act of 2004 and a benefit for resolution of certain prior year tax contingencies.